                                                                     Exhibit 16

                        [CARDIAC PATHWAYS LETTERHEAD]


February 29, 2000


Thomas M. Prescott
5320 Case Avenue
Apartment No. 220
Pleasanton, CA 94566

Subject: Amendments to Thomas M. Prescott Offer Letter, Dated May 18, 1999

Dear Tom,

This letter when signed by you will constitute agreement between Cardiac Pathways Corporation (the "Company") and you concerning amendments to your offer of employment dated May 18, 1999 (attached).

Amendments

Section 10 of your offer letter dated May 18, 1999 is replaced in its entirety by the following:

10. The Company will pay the following expenses to help move you to the Bay area:

    a. All expenses incurred in packing, loading, transporting and temporary storage and/or temporary living (if required) for your personal belongings and your family from St. Louis area to the San Francisco Bay area. Any taxable impact to you will be grossed up by the Company.

    b. Real estate commissions paid by you to your real estate broker in connection with the sale of your home in the St. Louis area along with other closing costs. The Company will gross up this payment to cover State and Federal taxes.

    c. Closing costs on the purchase of a residential dwelling in the San Francisco Bay area during your tenure at the Company. The Company will gross up this payment to cover State and Federal taxes.

    d. To cover the $22,000 loss on the sale of your home in the St. Louis area, the Company will provide you with a bonus payment, grossed up to ensure your net bonus is $22,000. You will be required to repay to the

    Company the net amount of the difference between the original $75,000 bonus payment already paid to you and the net bonus of $22,000 described above.

e. Under the Sections (a) through (c), the offer of payment for stated expenses will expire twelve (12) months from your hire date.

f. To further assist your transition into the Company, the Company will extend you an unsecured interest free loan, after you execute a promissory note. The amount of this loan will be $300,000. As agreed by the Compensation Committee and based on your continued employment, the loan will be forgiven by Cardiac Pathways in three equal $100,000 installments on the first, second and third anniversary of your employment with the Company. If you are terminated for Justifiable Cause (as defined in section 6b of your offer letter), the remaining balance of the loan owed by you will become immediately due and payable to the Company. If you are terminated at any time without Justifiable Cause, the full amount of the loan will be forgiven by the Company. No tax assistance will be provided to you in regard to this loan and forgiven principal balance amounts, if earned, will be included in your ordinary income.

All other terms and conditions included in your offer of employment dated May 18, 1999, and accepted by you on May 19, 1999, remain unchanged.

Sincerely,




Eldon M. Bullington
Vice President, Finance and
Chief Financial Officer




Agreed and Accepted:



/s/ Thomas M. Prescott
------------------------------------
Thomas M. Prescott

                         [CARDIAC PATHWAYS LETTERHEAD]


                                  May 18, 1999


Thomas M. Prescott
1024 Greystone Manor Parkway
Chesterfield, MO 63005



Dear Tom:

This letter when signed by you will constitute an agreement between Cardiac Pathways Corporation (the "Company") and you concerning your employment.

   1. The Company hereby hires you and you hereby accept employment as President and Chief Executive Officer ("CEO") of the Company.

   2. It is expected that your first day of employment with the Company will be May 24, 1999.

   3. The Company agrees to pay you an annual base salary of $225,000 payable in accordance with the Company's standard payroll policy. Your base salary will be reevaluated at least annually in accordance with the Company's standard practices.

   4. Upon approval of the Compensation Committee of the Board of Directors, the Company shall grant you options to acquire a total of 1,236,532 shares of the Company's Common Stock, at a per share exercise price equal to the lower of (i) $1.00 or (ii) the average trading price of the Company's common stock on the five (5) trading days immediately prior to the date of the public announcement of the Company's Series B Convertible Preferred Stock Purchase Agreement. 300,000 options will be granted to you under stock option plans currently approved by the Company's shareholders (this grant will take place at a special meeting of the board of directors held as soon as practicable after the date of your hiring). The remaining stock options (936,532) will be granted to you under a newly authorized option plan approved by the Company's shareholders at the Closing of the Company's Series B Convertible Preferred Stock Purchase Agreement (this grant will take place at the first board meeting following the aforementioned Closing of the Series B Convertible Preferred Stock Purchase Agreement). The options will vest over a four-year period with 25% of the total shares vesting on July 1, 2000 and an additional 25% vesting on July 1 of 2001, 2002 and 2003, assuming you remain a Company employee on each such date. The option will be governed by the Company's Incentive Stock Option Plan and your written option agreement which will follow the Company's standard form of option agreement.

Thomas Prescott
May 18, 1999
Page 2

5. Less than one month after the Closing of the Company's Series B Convertible Preferred Stock Purchase Agreement, you will purchase $250,000 worth of the Company's Series B Convertible Preferred Stock according to the same terms and conditions that BankAmerica Ventures has purchased Series B Convertible Preferred Stock. If necessary, the Company will loan you money to help you make this purchase. Such loan will be repayable in twelve equal quarterly installments commencing with the third anniversary of the loan. This loan will bear interest at 7%. Interest will be payable in cash or can be accrued by you at your option.

6.   a.   The term of this Agreement shall commence on your first day of employment and shall continue until terminated by either party in accordance with the provisions of this Section 5.

     b. This Agreement may be terminated by the Company at any time for Justifiable Cause (as hereinafter defined) provided that the Company shall pay you an amount equal to one month of your then current base salary as a severance payment. For the purpose of this Agreement, the term "Justifiable Cause" shall include the occurrence of any of the following events: (i) your conviction for, or plea of nolo contendere, a felony or a crime involving moral turpitude, (ii) your commission of an act of personal dishonesty or breach of fiduciary duty involving personal profit in connection with the Company, (iii) your commission of an act, or failure to act, which the Board shall reasonably have found to have involved misconduct or gross negligence on the part of you, in the conduct of your duties hereunder, (iv) habitual absenteeism, alcoholism or drug dependency that interferes with the performance of your duties hereunder, (v) your willful and material breach or refusal to perform your services as provided herein, (vi) any other material breach of this Agreement or (vii) the willful and material failure or refusal to carry out a direct request of the Board of Directors. The payment to you of the severance payment described in this Section 6(b) will discharge all of the Company's obligations to you, other than vested stock options, if any, which shall be governed by the written stock option agreement.

     c. This Agreement may be terminated by the Company at any time without Justifiable Cause provided that the Company shall continued to pay your then current monthly base pay as a severance payment for a period of twelve (12) months following the date of termination (the "Severance Period"). Any payments made pursuant to this Section 6(c) shall be reduced to the extent you receive any other earnings from employment or consulting, or unemployment or disability compensation, during the Severance Period. The payment to you of the severance payment described in this Section 6(c) will discharge all of the Company's obligations(subject to the provisions noted in Section 7) to you, other than vested stock options, if any, which shall be governed by the written stock option agreement. If such termination without Justifiable Cause takes place in the first year of your employment with the Company, the incentive stock option will vest at 1/48th per full month of employment.

Thomas Prescott
May 18, 1999
Page 3

          d. You may terminate this Agreement at any time in which case the Company shall have no severance or other obligations to you.

     7. Notwithstanding anything set forth in this Section 7, upon your involuntary termination of employment from the Company (for any reason other than for Justifiable Cause) on or after an Acquisition (as defined below), the 1,236,532 shares of Common Stock described in Section 4 above shall be fully and immediately exercisable. For purposes of this
        Section 7, an Acquisition shall be defined as a merger, reorganization, or sale of all or substantially all of the assets of the Company in which shareholders of the Company immediately prior to the transaction possess less than fifty percent (50%) of the voting stock of the surviving entity (or its parent) immediately after the transaction. Your Constructive Termination (as defined below) shall be treated as an involuntary termination of employment under this Section 7. For purposes of this Section 7, a Constructive termination shall mean a material reduction in salary or benefits, a material diminution of responsibilities, a requirement to relocate to office relocations that would increase your one-way commute distance by more than thirty-five
        (35) miles.

     8. You will be eligible to participate in any insurance or other benefit plan as may be sponsored or maintained by the Company from time to time for its employees or executives. The Company will provide you with life insurance coverage equal to six (6) times your annual base salary.

     9. To help you search for a home in the San Francisco Bay area, the Company will pay the cost of reasonable travel, lodging, and meals form St. Louis to San Francisco and return for you and your family in an amount not to exceed $7,000.

    10. The Company will pay the following expenses, to help move you to the Bay area:

          a. All expenses incurred in packing, loading, transporting and temporary storage (if required) for your personal belongings from the St. Louis area to the San Francisco Bay area in an amount not to exceed $40,000.

          b. Real estate commissions paid by you to your real estate broker in connection with the sale of your home in the St. Louis area along with other closing costs not to exceed $50,000. Based upon your effective State and Federal tax rate at the time of the house sale, the Company will gross up this payment to cover State and Federal taxes.

          c. Closing costs up to $16,000 on the purchase of a residential dwelling in the San Francisco Bay area during your tenure at the Company. This amount will be taxable to you.

          d. A $75,000 bonus to help compensate you for the increased cost of housing in the Bay area to be payable by June 25, 1999.

Thomas Prescott
May 18, 1999
Page 4


    e. Under the above Sections (a) through (c), the offer of payment for stated expenses will expire twelve (12) months from your hire date.

11. For each fiscal year of the Company during which you remain CEO, you will be eligible for a bonus of up to 25% of your base salary for the year, based upon the attainment of goals established by the Board of Directors.

12. This offer is contingent upon you signing and returning to the Company a copy of its standard Proprietary Information agreement.

13. In accordance with Federal immigration law, on your first day of employment, we will need to see documents proving your identity and eligibility to work in the United States. Documents that can satisfy these requirements are a valid driver's license and a social security card or a United States passport.

14. Your employment is at will, as defined under applicable law. If your employment terminates for any reason, you shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided above, or as otherwise may be available in accordance with the Company's established employee plans and policies at the time of termination.

15. Prior to your first day of employment with the Company, you will be expected to travel to the Company's offices or a place where the Company conducts business, to familiarize yourself with the Company. The Company will reimburse you for all reasonable travel expenses associated with your visits, in accordance with standard Company policies.

16. This offer of employment will expire on May 20, 1999, at 5:00 p.m.

17. This letter sets forth the entire agreement regarding the subject matter hereof. It supersedes any prior representations or agreements oral or written, and it can only be modified by a written agreement signed by a duly authorized officer of the Company.

Thomas Prescott
May 18, 1999
Page 5


If the terms of this letter are agreeable, please sign and return one copy of this letter and the agreement to our Human Resources Department. We look forward to working with you at Cardiac Pathways.

Best personal regards,

/s/ WILLIAM N. STARLING
----------------------------------
   William N. Starling
   President and Chief
     Executive Officer



Agreed and Accepted.

/s/ THOMAS M. PRESCOTT     5/20/99
----------------------------------
    THOMAS M. PRESCOTT

                           UNSECURED PROMISSORY NOTE

$300,000                                                   Sunnyvale, California

                                                              February ___, 2000

1. FOR VALUE RECEIVED, Thomas M. Prescott ("Borrower") promises to pay to Cardiac Pathways Corporation, a Delaware corporation (the "Company"), or order, the principal sum of Three Hundred Thousand Dollars ($300,000) on an interest free basis.

2. Payment of principal shall be made in lawful money of the United States of America.

3. The entire principal balance shall, at the option of the Company, be due and payable upon that date (the "Maturity Date") which is the earlier of:

     A. The date of termination or cessation of Borrower's employment with the Company at Borrower's election or at the Company's election for Justifiable Cause (as such term is defined in Borrower's employment agreement with the Company dated May 18, 1999, as amended from time to time).

     B.   The third (3rd) anniversary of the date of this Note.

4. Notwithstanding the foregoing, if Borrower's employment with Company has not been terminated prior to the applicable date, amounts due under this Note to the Company shall be forgiven as follows: (i) on May 18, 2000, $100,000 of principal, (ii) on May 28, 2001, $100,000 of principal, and (iii) on May 18, 2002, $100,000 of principal. If Borrower's employment is terminated by the Company without Justifiable Cause all remaining debt shall be forgiven at the time of such termination.

5. Borrower may at any time prepay all or any portion of the principal owing hereunder.

6. The holder of this Note shall have full recourse against Borrower in the event of default.

7. This Note may be amended or modified, and provisions hereof may be waived, only by the written agreement of Borrower and the Company. No delay or failure by the Company in exercising any right, power or remedy hereunder shall operate as a waiver of such right, power or remedy, and a waiver of any right, power or remedy on any one occasion shall not operate as bar or waiver of any such right, power or remedy on any other occasion. Without limiting the generality of the foregoing, the delay or failure by the Company for any period of time to enforce collection of any amounts due hereunder shall not be deemed to be a waiver of any rights of the Company under contract or under law. The rights of the Company under this Note are in addition to any other rights and remedies which the Company may have.

8. Borrower hereby acknowledges that the Company has made no representation or warranty to Borrower concerning the income tax consequences of the loan to Borrower, and Borrower shall be solely responsible for ascertaining and bearing such tax consequences.

9. Should any action be instituted for the collection of this Note, the reasonable costs and attorney's fees therein of the holder shall be paid by Borrower.

                                   BORROWER


                                   /s/ Thomas M. Prescott
                                   ---------------------------------------------
                                   Thomas M. Prescott



                                   CARDIAC PATHWAYS CORPORATION



                                   By:/s/ Eldon M. Bullington
                                      ------------------------------------------
                                      Eldon M. Bullington
                                      Chief Financial Officer

                                PROMISSORY NOTE

$250,000                                                   Sunnyvale, California

                                                           July 23, 1999

1. FOR VALUE RECEIVED, Thomas M. Prescott promises to pay to Cardiac Pathways Corporation, a Delaware corporation (the "Company"), or order, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000), together with interest on the unpaid principal balance hereof from the date hereof at rate of seven percent (7.0%) per annum.

2. Principal shall be due and payable in twelve equal quarterly installments commencing on the third anniversary of this Note. Interest shall be due and payable in equal annual installments on the last day of each fiscal year of the Company during which this Note is outstanding. However, at the option of the undersigned, the interest can be accrued and payable on the Maturity Date (as hereinafter defined). Should the undersigned fail to make full payment of principal or interest for a period of 15 days or more after the due date thereof, the whole unpaid balance on this Note of principal and interest shall become immediately due at the option of the holder of this Note. Any remaining indebtedness evidenced by this Note, if not sooner paid, shall be due and payable upon the Maturity Date. Payment of principal and interest shall be made in lawful money of the United States of America.

3. Notwithstanding anything to the contrary contained in this Note, the entire principal balance and all accrued and unpaid interest thereon shall, at the option of the Company, be due and payable upon that date (the "Maturity Date") which is the earlier of:

    A. The date of termination or cessation of employment of the undersigned with the Company for any reason, whether voluntary or involuntary, and whether with cause or without cause;

    B.  The sixth (6th) anniversary of the date of this Note.

4. In the event of an involuntary termination of the employment of the undersigned with the Company without Justifiable Cause (as such term is defined in the undersigned's employment agreement with the Company dated May 18, 1999, as amended to date), the undersigned, at his option, may satisfy the obligation to pay the entire principal balance and all accrued and unpaid interest thereon upon the Maturity Date by surrendering to the Company for cancellation shares of the Company's Series B Convertible Preferred Stock (or Common Stock or other securities issued in respect thereof) having a fair market value equal to the amount due. The fair market value of the shares of Series B Convertible Preferred Stock shall be determined by reference to the last sale price of the Common Stock on the Nasdaq stock market on the Maturity Date.

5. The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

6. This Note is subject to the terms of a Series B Preferred Stock Purchase Agreement of even date herewith. This Note is secured in part by a pledge of the Company's Series B Convertible Preferred Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

7. The holder of this Note shall have full recourse against the undersigned, and shall not be required to proceed against the collateral securing this Note in the event of default.

8. This Note may be amended or modified, and provisions hereof may be waived, only by the written agreement of the undersigned and the Company. No delay or failure by the Company in exercising any right, power or remedy hereunder shall operate as a waiver of such right, power or remedy, and a waiver of any right, power or remedy on any one occasion shall not operate as bar or waiver of any such right, power or remedy on any other occasion. Without limiting the generality of the foregoing, the delay or failure by the Company for any period of time to enforce collection of any amounts due hereunder shall not be deemed to be a waiver of any rights of the Company under contract or under law. The rights of the Company under this Note are in addition to any other rights and remedies which the Company may have.

9. The undersigned hereby acknowledges that the Company has made no representation or warranty to the undersigned concerning the income tax consequences of the loan to the undersigned, and the undersigned shall be solely responsible for ascertaining and bearing such tax consequences.

10. Should any action be instituted for the collection of this Note, the reasonable costs and attorney's fees therein of the holder shall be paid by the undersigned.

                                             /s/ Thomas M. Prescott
                                             -----------------------------
                                             Thomas M. Prescott

                               SECURITY AGREEMENT


      This Security Agreement is made as of July 23, 1999 between Cardiac Pathways Corporation, a Delaware corporation ("Pledgee"), and Thomas M. Prescott ("Pledgor").

                                    Recitals

      Pursuant to Pledgor's election to purchase Shares under the Series B Convertible Preferred Stock Purchase Agreement (the "Agreement"), and Pledgor's election to pay for such shares with a promissory note (the "Note"), Pledgor has purchased 250 shares of Pledgee's Series B Convertible Preferred Stock (the "Shares") at a price of $1,000.00 per share, for a total purchase price of $250,000.00.

      NOW, THEREFORE, it is agreed as follows:

1. Creation and Description of Security Interest. In consideration of the transfer of the Shares to Pledgor under the Agreement, Pledgor, pursuant to the California Uniform Commercial Code, hereby pledges all of such Shares (herein sometimes referred to as the "Collateral") represented by certificate number B-10, duly endorsed in blank or with executed stock powers, and herewith delivers said certificate to the Secretary of Pledgee ("Pledgeholder"), who shall hold said certificate subject to the terms and conditions of this Security Agreement.

      The pledged stock (together with an executed blank stock assignment for use in transferring all or a portion of the Shares to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by the Pledgeholder as security for the repayment of the Note, and any extensions or renewals thereof, to be executed by Pledgor pursuant to the terms of the Agreement, and the Pledgeholder shall not encumber or dispose of such Shares except in accordance with the provisions of this Security Agreement.

2. Pledgor's Representations and Covenants. To induce Pledgee to enter into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

      (a) Payment of Indebtedness. Pledgor will pay the principal sum of the Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

      (b) Encumbrances. The Shares are free of all other encumbrances, defenses and liens, and Pledgor will not further encumber the Shares without the prior written consent of Pledgee.

     (c) Margin Regulations. In the event that Pledgee's Series B Convertible Preferred Stock is now or later becomes margin-listed by the Federal Reserve Board and Pledgee is classified as a "lender" within the meaning of the regulations under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G"), Pledgor agrees to cooperate with Pledgee in making any amendments to the Note or providing any additional collateral as may be necessary to comply with such regulations.

3. Voting Rights. During the term of this pledge and so long as all payments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Shares pledged hereunder.

4. Stock Adjustments. In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes are declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities, Pledgor, Pledgee and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Shares" in this Security Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

5. Options and Rights. In the event that, during the term of this pledge, subscription options or other rights or options shall be issued in connection with the pledged Shares, such rights, options and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the pledged Shares then held by Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Shares pledged.

6    Default. Pledgor shall be deemed to be in default of the Note and of this
Security Agreement in the event:

     (a) Payment of principal or interest on the Note shall be delinquent for a period of 10 days or more; or

     (b) Pledgor fails to perform any of the covenants set forth in the Series B Convertible Preferred Stock Purchase Agreement or contained in this Security Agreement for a period of 30 days after written notice thereof from Pledgee.

     In the case of an event of Default, as set forth above, Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue its remedies under the California Uniform Commercial Code.

7. Release of Collateral. Subject to any applicable contrary rules under Regulation G, there shall be released from this pledge a portion of the pledged Shares held by Pledgeholder hereunder upon payments of the principal of the Note. The number of the pledged Shares which shall be released shall be that number of full Shares which bears the same proportion to the initial number of Shares pledged hereunder as the payment of principal bears to the initial full principal amount of the Note.

8. Withdrawal or Substitution of Collateral. Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

9. Term. The within pledge of Shares shall continue until the payment of all indebtedness secured hereby, at which time the remaining pledged stock shall be promptly delivered to Pledgor, subject to the provisions for prior release of a portion of the Collateral as provided in paragraph 7 above.

10. Insolvency. Pledgor agrees that if a bankruptcy or insolvency proceeding is instituted by or against it, or if a receiver is appointed for the property of the Pledgor, or if Pledgor makes an assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

11. Pledgeholder Liability. In the absence of willful or gross negligence, Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder.

12. Invalidity of Particular Provisions. Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

13. Successors or Assigns. Pledgor and Pledgee agree that all of the terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

14. Governing Law. This Security Agreement shall be interpreted and governed under the internal substantiative laws, but not the choice of law rules, of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
                                             /s/ Thomas M. Prescott
     "PLEDGOR"                               -----------------------------------
                                             Thomas M. Prescott


                                    Address:
                                             -----------------------------------

                                             -----------------------------------


     "PLEDGEE"                               CARDIAC PATHWAYS CORPORATION

                                             /s/ Eldon Bullington
                                             -----------------------------------
                                             Signature

                                             -----------------------------------
                                             Print Name

                                             -----------------------------------
                                             Title



     "PLEDGEHOLDER"                          -----------------------------------
                                             Chris Fennell, Secretary of
                                             Cardiac Pathways Corporation

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED I, Thomas M. Prescott, hereby sell, assign and transfer unto ___________ (_____________) shares of the Series B Convertible Preferred Stock of CARDIAC PATHWAYS CORPORATION standing in my name of the books of said corporation represented by Certificate No. B-10 herewith and do hereby irrevocably constitute and appoint ____________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

     This Stock Assignment may be used only in accordance with the Security Agreement between Cardiac Pathways Corporation and the undersigned dated July 23, 1999.


     Dated: _______________, 1999


                                        Signature: _____________________________



     INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its rights as set forth in the Security Agreement, without requiring additional signatures on the part of the Purchaser.

                                PROMISSORY NOTE

$250,000                                                   Sunnyvale, California
                                                           July 23, 1999



1. FOR VALUE RECEIVED, Thomas M. Prescott promises to pay to Cardiac Pathways Corporation, a Delaware corporation (the "Company"), or order, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000), together with interest on the unpaid principal balance hereof from the date hereof at the rate of seven percent (7.0%) per annum.

2. Principal shall be due and payable in twelve equal quarterly installments commencing on the third anniversary of this Note. Interest shall be due and payable in equal annual installments on the last day of each fiscal year of the Company during which this Note is outstanding. However, at the option of the undersigned, the interest can be accrued and payable on the Maturity Date (as hereinafter defined). Should the undersigned fail to make full payment of principal or interest for a period of 15 days or more after the due date thereof, the whole unpaid balance on this Note of principal and interest shall become immediately due at the option of the holder of this Note. Any remaining indebtedness evidenced by this Note, if not sooner paid, shall be due and payable upon the Maturity Date. Payment of principal and interest shall be made in lawful money of the United States of America.

3. Notwithstanding anything to the contrary contained in this Note, the entire principal balance and all accrued and unpaid interest thereon shall, at the option of the Company, be due and payable upon that date (the "Maturity Date") which is the earlier of:

    A. The date of termination or cessation of employment of the undersigned with the Company for any reason, whether voluntary or involuntary, and whether with cause or without cause;

    B.  The sixth (6th) anniversary of the date of this Note.

4. In the event of an involuntary termination of the employment of the undersigned with the Company without Justifiable Cause (as such term is defined in the undersigned's employment agreement with the Company dated May 18, 1999, as amended to date), the undersigned, at his option, may satisfy the obligation to pay the entire principal balance and all accrued and unpaid interest thereon upon the Maturity Date by surrendering to the Company for cancellation shares of the Company's Series B Convertible Preferred Stock (or Common Stock or other securities issued in respect thereof) having a fair market value equal to the amount due. The fair market value of the shares of Series B Convertible Preferred Stock shall be determined by reference to the last sale price of the Common Stock on the Nasdaq stock market on the Maturity Date.

5. The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

6. This Note is subject to the terms of a Series B Preferred Stock Purchase Agreement of even date herewith. This Note is secured in part by a pledge of the Company's Series B Convertible Preferred Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

7. The holder of this Note shall have full recourse against the undersigned, and shall not be required to proceed against the collateral securing this Note in the event of default.

8. This Note may be amended or modified, and provisions hereof may be waived, only by the written agreement of the undersigned and the Company. No delay or failure by the Company in exercising any right, power or remedy hereunder shall operate as a waiver of such right, power or remedy, and a waiver of any right, power or remedy on any one occasion shall not operate as bar or waiver of any such right, power or remedy on any other occasion. Without limiting the generality of the foregoing, the delay or failure by the Company for any period of time to enforce collection of any amounts due hereunder shall not be deemed to be a waiver of any rights of the Company under contract or under law. The rights of the Company under this Note are in addition to any other rights and remedies which the Company may have.

9. The undersigned hereby acknowledges that the Company has made no representation or warranty to the undersigned concerning the income tax consequences of the loan to the undersigned, and the undersigned shall be solely responsible for ascertaining and bearing such tax consequences.

10. Should any action be instituted for the collection of this Note, the reasonable costs and attorney's fees therein of the holder shall be paid by the undersigned.

                                                   /s/ THOMAS M. PRESCOTT
                                                   -----------------------------
                                                   Thomas M. Prescott

                               SECURITY AGREEMENT

     This Security Agreement is made as of July 23, 1999 between Cardiac Pathways Corporation, a Delaware corporation ("Pledgee"), and Thomas M. Prescott ("Pledgor").


                                    Recitals

     Pursuant to Pledgor's election to purchase Shares under the Series B Convertible Preferred Stock Purchase Agreement (the "Agreement"), and Pledgor's election to pay for such shares with a promissory note (the "Note"), Pledgor has purchased 250 shares of Pledgee's Series B Convertible Preferred Stock (the "Shares") at a price of $1,000.00 per share, for a total purchase price of $250,000.00.

     NOW, THEREFORE, it is agreed as follows:

1. Creation and Description of Security Interest. In consideration of the transfer of the Shares to Pledgor under the Agreement, Pledgor, pursuant to the California Uniform Commercial Code, hereby pledges all of such Shares (herein sometimes referred to as the "Collateral") represented by certificate number B-10, duly endorsed in blank or with executed stock powers, and herewith delivers said certificate to the Secretary of Pledgee ("Pledgeholder"), who shall hold said certificate subject to the terms and conditions of this Security Agreement.

     The pledged stock (together with an executed blank stock assignment for use in transferring all or a portion of the Shares to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by the Pledgeholder as security for the repayment of the Note, and any extensions or renewals thereof, to be executed by Pledgor pursuant to the terms of the Agreement, and the Pledgeholder shall not encumber or dispose of such Shares except in accordance with the provisions of this Security Agreement.

2. Pledgor's Representations and Covenants. To induce Pledgee to enter into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

     (a) Payment of Indebtedness. Pledgor will pay the principal sum of the Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

     (b) Encumbrances. The Shares are free of all other encumbrances, defenses and liens, and Pledgor will not further encumber the Shares without the prior written consent of Pledgee.

     (c) Margin Regulations. In the event that Pledgee's Series B Convertible Preferred Stock is now or later becomes margin-listed by the Federal Reserve Board and Pledgee is classified as a "lender" within the meaning of the regulations under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G"), Pledgor agrees to cooperate with Pledgee in making any amendments to the Note or providing any additional collateral as may be necessary to comply with such regulations.

3. Voting Rights. During the term of this pledge and so long as all payments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Shares pledged hereunder.

4. Stock Adjustments. In the event that during the term of the pledge any stock dividend, reclassification , readjustment or other changes are declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities, Pledgor, Pledgee and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Shares" in this Security Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

5. Options and Rights. In the event that, during the term of this pledge, subscription options or other rights or options shall be issued in connection with the pledged Shares, such rights, options and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the pledged Shares then held by Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Shares pledged.

6    Default. Pledgor shall be deemed to be in default of the Note and of this
Security Agreement in the event:

     (a) Payment of principal or interest on the Note shall be delinquent for a period of 10 days or more; or

     (b) Pledgor fails to perform any of the covenants set forth in the Series B Convertible Preferred Stock Purchase Agreement or contained in this Security Agreement for a period of 30 days after written notice thereof from Pledgee.

     In the case of an event of Default, as set forth above, Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue its remedies under the California Uniform Commercial Code.

7. Release of Collateral. Subject to any applicable contrary rules under Regulation G, there shall be released from this pledge a portion of the pledged Shares held by Pledgeholder hereunder upon payments of the principal of the Note. The number of the pledged Shares which shall be released shall be that number of full Shares which bears the same proportion to the initial number of Shares pledged hereunder as the payment of principal bears to the initial full principal amount of the Note.

8. Withdrawal or Substitution of Collateral. Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

9. Term. The within pledge of Shares shall continue until the payment of all indebtedness secured hereby, at which time the remaining pledged stock shall be promptly delivered to Pledgor, subject to the provisions for prior release of a portion of the Collateral as provided in paragraph 7 above.

10. Insolvency. Pledgor agrees that if a bankruptcy or insolvency proceeding is instituted by or against it, or if a receiver is appointed for the property of the Pledgor, or if Pledgor makes an assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

11. Pledgeholder Liability. In the absence of willful or gross negligence, Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder.

12. Invalidity of Particular Provisions. Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

13. Successors or Assigns. Pledgor and Pledgee agree that all of the terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

14. Governing Law. This Security Agreement shall be interpreted and governed under the internal substantive laws, but not the choice of law rules, of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           /s/ THOMAS M. PRESCOTT
     "PLEDGOR"                             -----------------------------------
                                           Thomas M. Prescott


                                  Address: 3263 East Ruby Hill Drive
                                           -----------------------------------
                                           Pleasanton, CA 94566
                                           -----------------------------------


     "PLEDGEE"                             CARDIAC PATHWAYS CORPORATION

                                           /s/ ELDON M. BULLINGTON
                                           -----------------------------------
                                           Signature

                                           Eldon M. Bullington
                                           -----------------------------------
                                           Print Name

                                           V.P. Finance, Chief Financial Officer
                                           -----------------------------------
                                           Title


                                           /s/ CHRIS FENNELL
     "PLEDGEHOLDER"                        -----------------------------------
                                           Chris Fennell, Secretary of
                                           Cardiac Pathways Corporation

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


    FOR VALUE RECEIVED I, Thomas M. Prescott, hereby sell, assign and transfer unto __________(________) shares of the Series B Convertible Preferred Stock of CARDIAC PATHWAYS CORPORATION standing in my name of the books of said corporation represented by Certificate No. B-10 herewith and do hereby irrevocably constitute and appoint ____________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.


    This Stock Assignment may be used only in accordance with the Security Agreement between Cardiac Pathways Corporation and the undersigned dated July 23, 1999.



    Dated:_________________, 1999





                                       Signature: THOMAS M. PRESCOTT
                                                 --------------------





    INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its rights as set forth in the Security Agreement, without requiring additional signatures on the part of the Purchaser.